Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Christa Segalini	Ilene Jablonski, VP, Marketing
Beckerman	Mack-Cali Realty Corporation
201-465-8021	732-590-1000
csegalini@beckermanpr.com	ijablonski@mack-cali.com

Keystone Property Group Agrees to Purchase 2.3 Million-SF Tri-State Area Portfolio for $230.8 Million from Mack-Cali Through Joint Venture Partnership

Transaction Includes 12 Office Properties Across Northern New Jersey,

New York and Connecticut

BALA CYNWYD, PA and EDISON, NJ (February 25, 2014) — Keystone Property Group, a leading real estate developer, manager and investor of office, industrial and mixed-use properties, and Mack-Cali Realty Corporation (NYSE: CLI), a leading owner, manager and developer of office and class A residential real estate throughout the Northeast, today announced that they have entered into agreements to form various joint ventures whereby Keystone will purchase 12 office properties owned by Mack-Cali throughout Northern New Jersey, New York and Connecticut. Pursuant to the agreements, the portfolio, which totals approximately 2.3 million square feet, will be purchased for approximately $230.8 million, including $201.7 million in cash with the balance in the form of senior and subordinated equity.

The transaction represents the fifth deal between Keystone and Mack-Cali as part of Keystone’s strategy to expand its regional footprint by investing in high-quality commercial assets and repositioning them to create dynamic, lifestyle-oriented business environments. Last year, Keystone closed on its acquisition of 14 institutional-quality commercial office properties and three land parcels located in key suburban Philadelphia submarkets through a joint venture with Mack-Cali. That deal was followed by the purchase of 100 Independence Mall West, a 400,000-square-foot, Class A office building in Philadelphia’s Central Business District, by a joint venture of Keystone, Mack-Cali and Parkway Corporation. In 2012, Keystone purchased two properties from Mack-Cali: Moorestown Corporate Center in Moorestown, N.J., and 16 and 18 Sentry Park West in Blue Bell, Pa.

“This latest deal reflects our aggressive strategy to establish a strong, regional presence by expanding our focus on the creation of differentiated, urban-inspired live-work-play destinations in the context of well-located suburban parks,” commented Bill Glazer, President of Keystone Property Group. “The profound impact that technology is having on how today’s professionals work is drastically changing the commercial real estate requirements of modern companies. Today’s workplaces need to foster these new and different ways of working in order for companies to remain competitive, which means transforming the business environment to put greater emphasis on lifestyle and shared, collaborative spaces that appeal to a wide variety of professionals.”

Added Glazer: “We continue to expand our relationship with Mack-Cali, leveraging the strengths of the partnership’s distinct capabilities to fill a void in the market for next generation work environments that enable tenants to attract and retain top talent.”

The Tri-State office portfolio that Keystone has entered into agreement to purchase comprises:

•                  Two buildings at 555 and 565 Taxter Road in Taxter Corporate Park in Elmsford, N.Y., totaling 344,563 square feet

•                  570 Taxter Road in Elmsford N.Y., totaling 77,859 square feet

•                  Two buildings at 200 and 220 White Plains Road in Talleyrand Office Park in Tarrytown, N.Y., totaling 175,749 square feet

•                  1717 Route 208 North in Fairlawn, N.J., totaling 150,477 square feet

•                  30 Knightsbridge Road in Piscataway, N.J., totaling 686,316 square feet

•                  412 Mt. Kemble Road in Morris Township, N.J., totaling 477,843 square feet

•                  Three buildings at 470, 400 and 530 Chestnut Ridge Road in Montvale, N.J., totaling 200,444 square feet

•                  Soundview Plaza at 1266 East Main Street in Stamford, Conn., totaling 179,610 square feet

Through its partnership with Keystone, Mack-Cali will participate in management fees for the portfolio and a percentage of value creation above certain hurdle rates, and retain a senior pari-passu equity position at 570, 555 and 565 Taxter Road. As part of the transaction, Mack-Cali and Keystone will jointly provide leasing representation for the portfolio.

“This transaction is another step forward in our strategy to redeploy capital into our multi-family platform, while participating in the upside that will be created by the repositioning of this portfolio,” said Mitchell E. Hersh, President and Chief Executive Officer of Mack-Cali. “We look forward to building on our partnership with Keystone and further strengthening our market position by drawing on the synergies of our collective expertise and relationships.”

The consummation of the transaction between Mack-Cali and Keystone described above is subject to customary due diligence and the waiver or non-exercise of certain rights of first offer with respect to most of the properties in this portfolio by certain third parties.  Mack-Cali anticipates that most, if not all, of these rights will be waived or not exercised, but no assurances can be given to that effect.

About Keystone Property Group

Keystone Property Group is a leading real estate investor and developer, with offices located in Bala Cynwyd, Pa.; Chicago, Ill.; Miami, Fla.; and New York, NY. Keystone also sponsors and manages a series of opportunistic real estate investment funds. Keystone creates value for its investors through development, redevelopment, financing, leasing, property management and asset management. The company has been recognized by Inc. 500 magazine, the Entrepreneurs’ Forum and the Wharton Small Business Center, and several of its projects have earned “Best Real Estate Awards” from the Philadelphia Business Journal and BOMA (Chicago). For more information, please visit www.keystonepropertygroup.com.

About Mack-Cali Realty Corporation

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 279 properties, consisting of 267 office and office/flex properties totaling approximately 31 million square feet and 12 multi-family rental properties containing over 3,600 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which Mack-Cali Realty Corporation (“MCRC”) cannot predict with accuracy and some of which MCRC might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in MCRC’s Annual Reports on Form 10-K, as may be supplemented or amended by MCRC’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. MCRC assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

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